UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Monday, 10 January 2011

SUNGAME CORPORATION
 (Exact of registrant as specified in its charter)

DELAWARE	333-158946	20-8017623
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification №.

501 Silverside Road, Suite 105, Wilmington, DE	19809
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 666-0051
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Election of Director.

A 14C, a vote from a special meeting of the shareholders, was filed. This affirmative vote of a majority of the shareholders elected Raj Ponniah as a Director of Sungame Corp. Mr. Ponniah is also an affiliate of Freevi Corp., which management feels will assist the contemplated impending merger. His CV can be found on EDGAR in the 14C, dated Monday, January 10, 2011.

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

On Monday, 10 January 2011 Sungame Corp. underwent a 40:1 Reverse Split in its common voting shares. The reverse split, which was necessitated by the terms and conditions of the contemplated impending merger with Freevi Corp. to achieve ballpark price parity for the share exchange of the contemplated impending merger. The terms and conditions of the contemplated impending merger also necessitated that Sungame Corp. also required that Sungame Corp. increase the number of its authorized shares for the share exchange, future fundraising, and a prudent cushion. The amendments included reflecting the new corporate share structure and can be found on EDGAR in the 14C, dated Monday, 10 January 2011.

Item 8.01  Other Events..

The 14C, the vote at the special meeting of shareholders, also included formal approval of the merger. The Business Plan of Freevi Corp. can be found on EDGAR in the 14C, dated Monday, 10 January 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNGAME CORPORATION

Date: January 11, 2011	By:	/s/ Guy M. Robert
Name: Guy M. Robert
Title: Principal Executive Officer, President and Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, Director